                                                                    EXHIBIT d(f)


                                AMENDMENT NO. 5

                                       TO

                      MASTER INVESTMENT ADVISORY AGREEMENT


        This Amendment dated as of July 1, 2002, amends the Master Investment Advisory Agreement (the "Agreement"), dated June 1, 2000, between AIM Funds Group, a Delaware business trust, and A I M Advisors, Inc., a Delaware corporation.

                              W I T N E S S E T H:

        WHEREAS, the parties desire to amend the Agreement to reflect the name change of AIM Value Fund to AIM Premier Equity Fund and AIM Value II Fund to AIM Premier Equity II Fund;

        NOW, THEREFORE, the parties agree as follows;

        1. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                   "APPENDIX A
                            FUNDS AND EFFECTIVE DATES


NAME OF FUND                                EFFECTIVE DATE OF ADVISORY AGREEMENT
------------                                ------------------------------------

AIM Balanced Fund                                      June 1, 2000

AIM Basic Balanced Fund                             September 28, 2001

AIM Global Utilities Fund                              June 1, 2000

AIM Select Growth Fund                                 June 1, 2000

AIM Premier Equity Fund                                June 1, 2000

AIM European Small Company Fund                       August 30, 2000

AIM International Emerging Growth Fund                August 30, 2000

AIM Mid Cap Basic Value Fund                         December 31, 2001

AIM New Technology Fund                               August 30, 2000

AIM Small Cap Equity Fund                             August 30, 2000

AIM Premier Equity II Fund                            August 30, 2000

AIM Worldwide Spectrum Fund                          December 27, 2000

                                   APPENDIX B
                           COMPENSATION TO THE ADVISOR


        The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.


                                AIM BALANCED FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------

First $150 million....................................................  0.75%
Over $150 million.....................................................  0.50%

                             AIM BASIC BALANCED FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------

First $1 billion......................................................0.65%
Next $4 billion.......................................................0.60%
Over $5 billion.......................................................0.55%

                            AIM GLOBAL UTILITIES FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------

First $200 million....................................................  0.60%
Next $300 million.....................................................  0.50%
Next $500 million.....................................................  0.40%
Over $1 billion.......................................................  0.30%

                             AIM SELECT GROWTH FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------

First $150 million....................................................  0.80%
Over $150 million.....................................................  0.625%

                             AIM PREMIER EQUITY FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------

First $150 million....................................................  0.80%
Over $150 million.....................................................  0.625%

                         AIM EUROPEAN SMALL COMPANY FUND
                     AIM INTERNATIONAL EMERGING GROWTH FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------

All Assets............................................................  0.95%

                          AIM MID CAP BASIC VALUE FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------

First $1 billion......................................................  0.80%
Next $4 billion.......................................................  0.75%
Over $5 billion.......................................................  0.70%

                             AIM NEW TECHNOLOGY FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------

All Assets............................................................  1.00%

                            AIM SMALL CAP EQUITY FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------

All Assets............................................................  0.85%

                           AIM PREMIER EQUITY II FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------

All Assets............................................................  0.75%

                           AIM WORLDWIDE SPECTRUM FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------

First $1 billion......................................................  0.85%
Over $1 billion.......................................................  0.80%"


        2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.


                                             AIM FUNDS GROUP


Attest:  /s/ LISA A. MOSS                    By:  /s/ ROBERT H. GRAHAM
        --------------------------------         -------------------------------
        Assistant Secretary                           Robert H. Graham
                                                      President


(SEAL)

                                             A I M ADVISORS, INC.


Attest:  /s/ LISA A. MOSS                    By:  /s/ ROBERT H. GRAHAM
        --------------------------------         -------------------------------
        Assistant Secretary                           Robert H. Graham
                                                      President


(SEAL)